1 INVESTOR PRESENTATION SEPTEMBER 2017

2 12 Primary Markets 141 Apartment Communities AIMCO QUICK FACTS Aimco seeks to earn long-term returns on equity that are superior to those of the equity REIT and S&P 500 indices by investing in a portfolio of high quality multifamily communities, diversified by both geography and price point, whose cash flows are predictable and rising. (1) Economic Income represents the annual change in NAV per share plus cash dividends per share. (2) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer simple average: KeyBanc Capital Markets in its Leaderboard. (3) Represents price-to-projected 2017 AFFO. (4) Price-to-Earnings to AFFO Growth Rate ratio. AIV, 12.2% MSCI US REIT Index, 10.6% S&P 500, 9.5% DJIA, 7.7% Total Shareholder Return Since IPO 7/22/94 - 12/31/16 10% 5-year AFFO CAGR 12% 5-year Economic Income(1) CAGR 1994 Aimco IPO 2003 Added to S&P 500 $51 NAV per share $12B Gross Asset Value Shareholder Goal Valuation Metrics (2) As of Sept 15, 2017 Aimco Peer Average Price-to-Earnings(3) 21.50x 23.05x 2017 AFFO Growth Rate 7.6% 2.5% Price-to-NAV 89% 100% PEG Ratio(4) 2.82 9.36

3 AIMCO QUICK FACTS Consistent Growth Over Time; Better Than Peer Average (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Source for peer simple average: SNL Financial. (2) Source for peer average: Company financials. (3) Source for peer simple average: KeyBanc Capital Markets in its Leaderboard. Outsized Growth in Quality of Portfolio and Earnings

4 • Aimco’s projected 2017 AFFO per share growth of 7.6% is expected from NOI increases of $0.10 per share from its Same Store portfolio and $0.19 per share primarily from its lease-up and redevelopment communities. The lease-up communities are substantially leased and on track to deliver their planned contribution to 2017 AFFO per share. • The NOI increases from Same Store, lease-up, redevelopment and other communities more than offset both the decline in NOI from 2016 property sales (the proceeds of which were used to fund the acquisition of Indigo and to pre-fund redevelopment activities) and the decline in Other Earnings related to the runoff of the Asset Management business and lower tax-related benefits. • Aimco’s allocation of capital to accretive redevelopment is an investment in future earnings growth and will more than offset any further reduction in Other Earnings. AIMCO QUICK FACTS Components of 2016-to-2017 AFFO per Share Growth

5 LEADERSHIP TEAM Paul Beldin EVP & Chief Financial Officer 9 Years John Bezzant EVP & Chief Investment Officer 11 Years Lisa Cohn EVP & General Counsel 15 Years Miles Cortez EVP & Chief Administrative Officer 16 Years Steve Crane Real Estate Tax 14 Years Matt Eilen Property Operations Finance 7 Years Patti Fielding EVP Redevelopment 20 Years Michael Englhard Redevelopment Construction Services 4 Years Andrew Higdon Chief Accounting Officer 10 Years Evan Hoffman Property Operations Revenue Management 9 Years Kristina Howe Property Operations Shared Services 15 Years Jennifer Johnson Human Resources 13 Years Keith Kimmel EVP Property Operations 15 Years Stephanie Lambert Redevelopment Finance 16 Years Didi Meredith Property Operations West Operations 11 Years Leann Morein Compliance 23 Years Kevin Mosher Property Operations East Operations 10 Years Susan Pickens IT Strategy 23 Years Wes Powell Redevelopment 13 Years Patti Shwayder Communications 15 Years Lynn Stanfield Finance & Tax 17 Years Terry Considine Chairman & CEO 42 Years

MULTIFAMILY LANDSCAPE

HOUSING DEMAND IS HEALTHY

New Households	Job Growth	Income Growth[1]
• Greater than 1 Million New Households in both 2015 & 2016[1] • New Household formation is expected to remain above 1 Million in 2017[1]	• Returned to pre-recession levels in 2014[2] • The number of employed people in the prime renting age cohort of 20 to 34 year-olds has increased by ~3.0M since 2014[2]	• Sluggish income growth was experienced during the early part of the economic recovery • Income growth accelerated in 2015 & 2016
• 2018 - 2021 ~4.4M New Households[1] • ~45% Renter Households[1]	• 2018 - 2021 11.6M new jobs projected[3]	• Incomes are expected to continue to rise

DEMOGRAPHICS FAVOR MULTIFAMILY

U.S. Population Age Structure[3]	Propensity to Rent
• Cohort of 20 to 34 year-olds projected to increase by ~1M from 2018 to 2021	• Historically, 64% of people aged 20 to 34 choose to rent while 21% of people over the age of 55 do so[1] • Aging of population alone translates into ~2.1M potential new renters from 2018 to 2021
• 55 and older age cohort projected to increase by ~7.5M from 2018 to 2021	• Share of households renting ↑ 5% over last 10 years[4]

GROWTH WILL BE GOVERNED BY NEW SUPPLY

- New supply generally impacts rent growth when completions are greater than 2% of existing inventory.
- New supply is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities.
- Favorable job growth mitigates the impact of new supply.
- Supply risk is also reduced through geographic and price point diversification, and careful market selection.

(1) Green Street Advisors, *2017 U.S. Apartment Outlook*, January 2017
(2) Bureau of Labor Statistics
(3) Moody's Economy.com
(4) U.S. Census Bureau, Current Population Survey/Housing Vacancy Survey

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STRATEGIC OBJECTIVES

Operational Excellence

Focus on Total Contribution to AFFO

- Lower resident turnover through careful customer selection and emphasis on measured customer satisfaction
- Control costs by focusing on productivity while maintaining asset quality and a high level of customer service

Redevelopment

Add Value by Repositioning Properties Within Existing Portfolio

- Invest up to 3% of GAV annually
- Current projects are expected to create value >35% of our investment

Portfolio Management

Reduce Revenue Volatility Through Portfolio Design and Customer Selection

- Diversify by geography across 12 primary markets
- Diversify by price point with ~50% "A" communities and ~50% "B/C+" communities
- Select highly qualified residents
  - Higher earnings are correlated with an older, more stable customer
  - Median income of new residents in 2Q 2017 was $100,000, up 5% year-over-year
  - Average resident age is 37 with 25% of residents 45 and older

Balance Sheet

Limit Risk Through Balance Sheet Structure

- Finance with long-term, fixed-rate, amortizing, non-recourse property debt and preferred securities
- Maintain investment-grade rating
- Weighted-average maturity of more than 8 years is ~20% longer than peer average
- Aimco has the lowest refunding and repricing risk among peer group

Team and Culture

Intentional focus on talent development and succession planning results in a strong, stable team that engenders a collaborative and productive culture which is the underpinning of Aimco's success.

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8 PROPERTY OPERATIONS STRATEGY Customer Selection Customer Satisfaction Resident Retention Centralizing and Standardizing Activities Investing in longer-lived materials Superior Cost Control Focus on Innovation and Efficiency Greater NOI Contribution Predictable Operating Results Selecting and Retaining Good Neighbors STRAGETIC OBJECTIVE: Produce above-average operating results through focus on customer selection, satisfaction, and retention as well as superior cost control. • Over two-thirds of Aimco residents have a PRIME credit rating, about 50% more than the national average for renters.(1) • Residents awarded Aimco CSAT scores averaging more than 4 (out of 5) during the last five years, reflecting high levels of resident SATISFACTION. • Aimco Same Store expense growth has been LOWER than peer average for the past five years and is projected to lead in the group in 2017. • Aimco Same Store NOI results are once again expected to EXCEED peer average. At the guidance midpoint, Aimco 2017 Same Store NOI growth of 4.25% is 145 bps ahead of peer average. (1) Prime includes those residents with FICO scores above 660. National average data is from The Urban Institute, as reported in the March 2016 report: Comparing Credit Profiles of American Renters and Owners.

PREDICTABLE REVENUE GROWTH

Focus on customer satisfaction and resident retention leads to more predictable revenue growth:

- **~90,000 customers grade Aimco every year:** Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past fifteen quarters and averaged 4.24 in both 1Q and 2Q 2017, an all-time high for Aimco.
- **Aimco resident retention is above peer average:** For the five years ended 2016, Aimco retention rate was 52%, 500 bps above the peer average of 47%.(1) Aimco retention rate through August 2017 is 53%. Aimco estimates a renewal lease to generally be ~20% more profitable due to better pricing and avoided costs.
- **Revenue growth less volatile than peers:** For the five years from 2012 through 2016, Aimco Same Store revenue growth was the least volatile among our peers.(2) Consistent revenue growth is due to higher retention, steady renewal rent increases, and a portfolio diversified by geography and price point.
- **2017 transactions are largely complete and on track to produce revenue growth within Aimco's guidance range:** 85% of our full year 2017 transactions are complete, 18K leases for occupancy in January through August and 3K executed leases for occupancy in September through November. The blended rental rate increase for these completed transactions is 2.8%. Of the remaining transactions for 2017, ~45% will be renewals with steady rent increases and ~55% will be new leases.

CHANGES IN SAME STORE RENTAL RATES(3)	July 2017	Aug 2017	Executed Leases(4)	YTD Leases
RENEWALS	4.6%	4.4%	4.5%	4.6%
NEW LEASES	2.0%	1.7%	1.0%	1.0%
WT. AVG.	3.2%	3.2%	3.1%	2.8%
AVERAGE DAILY OCCUPANCY	96.0%	95.9%		

(1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex and UDR. Source for peer information: Bank of America Merrill Lynch, which does not track MAA turnover. Retention is calculated as the difference between 100% and turnover.

(2) Volatility as measured by the standard deviation of Same Store revenue growth for the five years from 2012 through 2016. Standard deviation computed by Aimco based on information reported by SNL Financial. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR.

(3) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal.

(4) Executed leases as of September 20th, 2017, consisting of transacted leases for future move-ins during September, October, and November.

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10 PEER-LEADING EXPENSE CONTROL • Focus on efficient operations: Aimco uses Controllable Operating Expenses ("COE"), which are property level operating expenses before taxes, insurance, and utilities, as a measure of operating efficiency. o For the five years ended 2017, Aimco COE growth is 0.9%. o For the ten years ended 2017, Aimco COE growth is negative. • Innovation is the foundation of Aimco cost control efforts. Innovative activities include: o Redesign work: moving administrative tasks to self-performance by the resident, or to the Shared Service Center reduces cost and allows site teams to focus on sales and service. o Standardize: reduce complexity, increase purchasing volume discounts. o Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet and granite countertops instead of laminate. * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA and UDR. Data Source: SNL Financial. CAGR 3.2% Peer Avg* 2.0% Aimco 0.9% Aimco COE 95 100 105 110 115 120 2012 2013 2014 2015 2016 2017E Same Store Expense Growth 2012 - 2017E

11 STRONG OPERATING PERFORMANCE Aimco 2017 Same Store NOI guidance range is a 3.75% to 4.75% increase over the prior year. At the guidance midpoint, Aimco 2017 Same Store NOI growth of 4.25% is #1 among its peers and 145 bps higher than peer average. While multiple factors impact NOI growth, Aimco remains confident in achieving its guidance. • Rental Income is on track. o ~85% of transactions are completed at rates consistent with expectations. o ADO is in line with expectations. • Other Income is only slightly behind. o Lower utility reimbursements offset by lower utility costs. o Fewer lease cancelations fees resulting from higher retention levels. • Operating Expenses are consistent with expectations. o COE is trending flat year over year, negating pressure from real estate taxes.

12 REDEVELOPMENT STRATEGY REDEVELOPMENT APPROACH • Own communities where land value is a high percentage of total value. Lower price-point communities with high land values support redevelopment and entitlement activities. • Provide predictable cash flows through excellence in property operations and incubate land value while it appreciates. • Where appropriate, re-entitle land in anticipation of adding future value. Entitlement requires little capital. • Redevelop properties when market conditions support accretive repositioning. • Execute large scale projects in phases, to refine product offerings and to reduce risk. • Adjust pace and scope of redevelopment to match market acceptance and to reduce lease-up inventory risk. AIMCO RISK MANAGEMENT POLICIES • Invest up to 3% of GAV in redevelopment and development annually. • In all investment activities, require unlevered returns that reflect risk acceptance. • Arrange in advance required capital both from property debt financing and equity raised in "paired trades." • Aimco is not a developer. Aimco relies on third-party developers whose expertise and balance sheet limit Aimco exposure to construction risks. • Limit exposure to lease-up risk, including by taking on an equity partner if indicated.

13 REDEVELOPMENT VALUE CREATION CONSISTENT VALUE CREATION • The portfolio of Aimco redevelopment and limited development activities predictably results in value creation of 25% to 35%. REDEVELOPMENT PIPELINE • Aimco has eight projects currently under construction including four started in 2017. • Current redevelopments under construction are on track to create value of >35% and earn a stabilized NOI yield of approximately 160 bps above the market cap rates.(1) • Aimco plans 2018 starts to backfill our redevelopment pipeline, and maintain its targeted annual spending level of $200 to $300M. • Aimco has numerous opportunities in its portfolio for continuing value creation through redevelopment. (1) Source: Company reports.

14 BAY AREA 707 Leahy Preserve At Marin (Expansion) CHICAGO 100 Forest Place Evanston Place Yorktown Apartments (Expansion) MIAMI Flamingo South Beach (Expanded Scope) Yacht Club at Brickell PHILADELPHIA Park Towne Place (Expanded Scope) Chestnut Hall Chestnut Hill Village Townhomes DENVER 21 Fitzsimons Eastpointe Township at Highlands GREATER LA 3400 Avenue of the Arts Palazzo East (Expanded Scope) Villas at Park La Brea MINNEAPOLIS Calhoun Beach Club (Expanded Scope) GREATER DC Foxchase Merrill House Shenandoah Crossing SAN DIEGO Mariner's Cove WHAT'S NEXT FOR REDEVELOPMENT? POTENTIAL FUTURE REDEVELOPMENT AND LIMITED DEVELOPMENT STARTS The menu shown above is representative of the communities whose redevelopment or development expansion is being considered. Actual projects and their scope may differ materially from the above.

15 PORTFOLIO STRATEGY To upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. • We do this through a strict paired-trade discipline with: • DISPOSITION of up to 10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of disposition proceeds in communities with better locations, higher expected rent growth, and higher projected free cash flow internal rates of return. • We maintain sufficient geographic and price point DIVERSIFICATION to limit volatility and concentration risk, while focusing investment in higher rent growth, higher-margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality homes and service.

16 PORTFOLIO STRATEGY - CAPITAL ALLOCATION • In 2017, consistent with our portfolio strategy, Aimco plans to sell properties approximating 5% of our GAV, with the proceeds reinvested in redevelopment, property upgrades, and the acquisition of our partner’s 47% interest in the Palazzo communities. • These transactions will increase Aimco’s investment in the Los Angeles, Chicago, Miami, and Philadelphia markets; and reduce its allocation to affordable communities as well as to conventional communities in less desirable markets such as Plainsboro, NJ, and Southern Virginia. 2017 Investments Sales to Fund Investments PAIRED TRADE METRICS 10-Year Avg. Revenue Growth Rate 3.4% 2.9% 10-Year FCF IRR 8.8% 6.1% FCF Margin on Incremental Investment 79% 57% $ Millions Estimated 2017 Gross Proceeds $ 600 % of Portfolio 5% Net Proceeds $ 600 Redevelopment/Development $ 180 Property Upgrades 90 Acquisitions 452 Total $ 722 (Increase)/Decrease in Leverage (122) Net $ 600 PROPERTY SALES USE OF PROCEEDS

17 PORTFOLIO DIVERSIFICATION Aimco defines apartment community quality as follows: "A" quality communities are those earning rents greater than 125% of local market average; "B" quality communities are those earning rents 90% to 125% of local market average; "C+" quality communities are those earning rents less than 90% of local market average, and earning rents greater than $1,100 per month; and "C" quality communities are those earning rents less than 90% of local market average and earning rents less than $1,100 per month. The charts above illustrate Aimco's 2Q 2017 portfolio. • Aimco emphasizes diversification by both geography and price point. • The nature of a diversified portfolio is that generally some markets accelerate while other markets decelerate, and their offsetting combination mutes the volatility of local building cycles.

18 AIMCO EXPOSURE TO NEW SUPPLY • Absent above-average demand, new supply generally impacts rent growth only when completions are greater than 2% of existing inventory. Nationwide, 2017 completions as a percentage of existing inventory are projected to be 2.5%; 2018 is projected to be similar. This compares to 1.9% for 2016, and 1.6% for 2015.* • However, building cycles vary by geography and not all markets are oversupplied concurrently. • For Aimco’s submarkets, third-party data providers now expect deliveries of apartment homes currently under construction to peak in 2018. * Source: MPF Research.

19 AIMCO EXPOSURE TO NEW SUPPLY • Where there is new supply, it is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities. • Aimco emphasizes price point and submarket diversification to mitigate the impact of new supply. Aimco real estate GAV is invested in seventy-six submarkets with the following new supply profile:* Minimal Exposure: 54% of Aimco GAV is invested in "B/C+" price point communities or in "A" price point communities in submarkets with no new supply in the next twelve months. Normal Exposure: 10% of Aimco GAV is invested in "A" price point communities in submarkets with less than 2% new supply in the next twelve months. Moderate Exposure: 27% of Aimco GAV is invested in "A" price point communities in submarkets with 2% to 5% new supply in the next twelve months Above Average Exposure: 9% of Aimco GAV is invested in "A" price point communities in submarkets with more than 5% new supply in the next twelve months. * Data as of 2Q 2017. Based on submarket data for deliveries in 2018 as a percentage of beginning of year stock, available from MPF Research.

AIMCO EXPOSURE TO NEW SUPPLY

- As a result of diversification, Aimco's exposure to competitive new supply is primarily limited to its "A" price point communities in submarkets with projected completions of more than 2% of existing stock during 2018…or approximately 36% of Aimco GAV. The exposure level is the same as in 2017 but reflects a rotation of supply out of and into various submarkets.

- This exposure is mitigated in those submarkets where the rate of job growth is greater than the rate of supply growth and in other submarkets, where Aimco's "A" rents are substantially lower than the rents charged by new supply.

	Aimco Supply Exposure		Factors Mitigating Impact of New Supply	
MARKET: Submarket(s)	% Aimco GAV Invested in "A" Price Point Communities	Completions as a % of Existing Stock(1)	New Jobs per Unit Completed(2)	Aimco Specific Factors
LOS ANGELES: Mid-Wilshire, Santa Monica	14.8%	2.5%	3	Redeveloped units at the Palazzos could experience supply pressure, while lower rents or unique characteristics insulate the balance.
MIAMI: Downtown/South Beach	6.8%	2.5%	3	Two communities have nearby developments. There is no new supply in South Beach.
PHILADELPHIA: Center City	6.1%	6.4%	11	Lease-up of the 4th tower is exposed but the other lease-ups have performed well. The remaining community is insulated due to lower rents.
DENVER: North Aurora, Downtown, Littleton	2.3%	5.1%	3	21 Fitzsimons is protected geographically and experiencing significant local job growth, while lower rents insulate the balance.
BOSTON: Intown	2.0%	3.6%	5	Lease-up complete, although neighboring completions create supply pressure.
MINNEAPOLIS: Uptown	1.2%	3.2%	8	Redeveloped units at Calhoun could experience supply pressure.
ATLANTA: Buckhead, Midtown, Sandy Springs	1.0%	9.8%	4	Supply pressure expected primarily at three Buckhead/Midtown communities.
OTHER: Downtown San Diego, Downtown Seattle, West Nashville, Central DC, Dupage County	2.0%	5.6%		

(1) Based on submarket data for deliveries in 2018 as a percentage of beginning of year stock as of 2Q 2017, available from MPF Research.
(2) Employment figures are based on market data as reported by Green Street Advisors (September 2017). Typically, at least five new jobs are necessary to absorb one unit.

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HIGH QUALITY BALANCE SHEET

- Aimco has a safe, flexible balance sheet with abundant liquidity.
- Aimco leverage consists primarily of non-recourse, amortizing, fixed-rate property debt and perpetual preferred equity.

	Quarter-End 2Q 2017	Forecast Year-End 2017
DEBT TO EBITDA	6.8x	~6.2x
DEBT AND PREFERRED EQUITY TO EBITDA	7.2x	~6.6x
VALUE OF UNENCUMBERED PROPERTIES	$1.8B	~$1.7B

- Aimco forecasted Debt and Preferred Equity to EBITDA ratio of 6.6x overstates the refunding risk of our leverage by ~2.0x. Refunding risk is lower than total leverage because our property debt balances at maturity are more than $700 million lower than current balances due to principal amortization paid from retained earnings, and because our perpetual preferred equity is not subject to mandatory refunding.
- Both S&P and Fitch rate the Aimco balance sheet "investment grade," which would be useful if Aimco chose to access capital through the sale of bonds in public or private transactions.
  - Quarter-to-date, REITs having an investment grade of BBB- issued ten-year bonds in the range of 133 to 175 basis points above the then 10-year treasury rate.
  - Quarter-to-date, Aimco closed on $62M of 10-year, non-recourse, amortizing property loans at fixed interest rates of 3.46%, a spread of 125 bps over the 10-year treasury rate at the time of pricing. Additionally Aimco rate locked $200M of similar property debt at a fixed interest rate of 3.42%, a spread of 124 bps over the 10-year treasury rate.

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22 TEAM AND CULTURE TEAM ENGAGEMENT • Out of hundreds of participating companies, Aimco is one of only a dozen recognized as a "Top Place to Work" in Colorado for the past five consecutive years. • For the past five years, Aimco team engagement scores measured on a 1 to 5 scale have averaged better than 4. TALENT AND SUCCESSION PLANNING • Aimco has a policy preferring promotion from within and maintains a talent pipeline for every executive officer position, including the CEO. • The Company maintains a forward-looking approach to succession. Positions are filled considering the business strategy and needs at the time of a vacancy and the candidates’ skills, experience, expertise, leadership and fit. • The Aimco Board of Directors actively participates in succession planning and reviews in detail the executive talent pipeline and candidate development progress at least once per year. Further, the Board engages directly with succession candidates for executive officer positions. The underpinning of Aimco's success is a strong, stable team focused on a collaborative and productive culture.

23 AIMCO COMMITMENT COMMITMENT TO CONSERVATION In 2016, Aimco invested strategically $3.5M in energy conservation. Over the last ten years, Aimco has achieved the following: COMMITMENT TO COMMUNITY Team members turn their passion for community service into action through Aimco Cares, which gives teammates 15 paid hours each year to apply to a volunteer activity of their choosing. In 2016: The Aimco Cares Charity Golf Classic has grossed nearly $4M to benefit patriotic causes and provides scholarships for students in affordable housing.

24 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2017 results, including but not limited to: Pro forma FFO and selected components thereof; AFFO; Aimco redevelopment and development investments and projected value creation from such investments; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating resul ts; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: • Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; • Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; • Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and • Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2016, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco's Second Quarter 2017 Earnings Release dated July 27, 2017.